Exhibit 10.13

CONSULTING AGREEMENT

This “Agreement” dated February 22, 2021 (the “Effective Date”) is between Jonathan Kurtis (“Consultant”) and Ocean Biomedical, Inc. (the “Company”) (each a “Party” and collectively the “Parties”). The Company and Consultant hereby agree as follows:

1. Services. The Company hereby engages Consultant to provide to the Company, and Consultant agrees to provide to the Company under the terms and conditions of this Agreement, such services as the Company reasonably requests (the “Services”).

2. Compensation. As consideration for Consultant’s rendering the Services, the Company shall offer Consultant annualized compensation of $200,000 per year (the “Fee”), payable monthly in installments and in arrears, which (the Company hereby agrees) commenced accruing monthly beginning on January 1, 2020. Notwithstanding the foregoing sentence, the Company will pay any deferred compensation that it has not yet paid, but which it has agreed to pay Consultant (including without limitation any applicable Fees), on or promptly following the successful completion of the initial public offering the Company’s common stock prior to August 31, 2021, subject to Consultant’s continued service relationship with the Company through such payment date.

3. Independent Contractor. Consultant is not, nor shall Consultant be deemed to be at any time during the term of this Agreement, an employee of the Company, and therefore Consultant shall not be entitled to any benefits provided by the Company to its employees (including such items as health and disability benefits). Consultant’s status and relationship with the Company shall be that of an independent contractor and consultant. Consultant shall not state or imply, directly or indirectly, that Consultant is empowered to bind the Company without the Company’s prior written consent. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the Parties. Consultant shall be solely responsible for payment of all charges and taxes arising from his or her relationship to the Company as a Consultant.

4. Term of Agreement; Termination. The term of this Agreement and Consultant’s Services hereunder shall commence as of the Effective Date of this Agreement. The term of this Agreement, and the Consultant’s service relationship hereunder, shall end upon the earliest of (i) December 31, 2021; (ii) 30 days following the receipt by one Party of a written notice of termination from the other Party; (iii) the Consultant’s receipt of written notice from the Company of the Consultant’s material breach of this Agreement; (iv) the Consultant’s continued failure or refusal to perform services hereunder within 10 days following receipt of written notice from the Company; or (v) the Consultant’s death. Except as otherwise explicitly provided herein, the Sections of this Agreement that follow this Section shall survive the termination or expiration of this Agreement for any reason.

5. Warranties of Consultant. Consultant represents to the Company that (i) with respect to any information, know-how, knowledge or data disclosed by Consultant to the Company in the performance of this Agreement, Consultant has the full and unrestricted right to disclose the same; and (ii) Consultant is free to undertake the Services required by this Agreement, and there is, and shall be, no conflict of interest between Consultant’s performance of this Agreement and any obligation Consultant may have to other parties.

6. Certain Covenants of Consultant.

(a) Consultant agrees that during the term of this Agreement, Consultant shall not, directly or indirectly, engage in business activity that conflicts or interferes with the Company’s business activity.

(b) During the term of this Agreement and for a period of one year thereafter, Consultant shall not recruit or otherwise solicit, entice, induce or divert, or attempt to solicit, entice, induce or divert, any employees or customers of the Company, or any of its subsidiaries or affiliates, to terminate their employment with, or otherwise cease or diminish their relationships with (as applicable), the Company or any of its subsidiaries or affiliates.

7. Indemnification. Consultant shall indemnify and hold the Company, its affiliates and their respective directors, officers, agents and employees harmless from and against all claims, demands, losses, damages and judgments, including court costs and attorneys’ fees, arising out of or based upon any breach or alleged breach by Consultant of any obligation set forth in this Agreement, or Consultant’s gross negligence or willful misconduct. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company (i) to pay withholding taxes or any other applicable taxes or (ii) otherwise resulting from Consultant’s being determined not to be an independent contractor.

8. Confidentiality. At all times, both during Consultant’s service relationship with the Company and at any time during the five (5) years immediately following the last date of Consultant’s service relationship with the Company, Consultant agrees to hold all Confidential Information (as hereinafter defined) of the Company (or other parties whose Confidential Information the Company has in its possession under obligations of confidentiality) in trust and strict confidence and, except as may be authorized by the Company in writing, shall not use for any purpose other than the performance of the Services under this Agreement, nor disclose such Confidential Information to any person, association, company, entity or other organization (whether for profit or not for profit). As used herein, “Confidential Information” shall mean all knowledge and information which Consultant has acquired or may acquire as a result of, or related to, his or her relationship with the Company that is not publicly available, including but not limited to, information concerning the Company’s business, finances, operations, strategic planning, research and development activities, products, research developments, improvements, processes, trade secrets, services, cost and pricing policies, formulae, diagrams, schematics, notes, data, memoranda, methods, know-how, techniques, inventions, and marketing strategies. Confidential Information shall also include information received by the Company from third parties under an obligation of confidentiality.

9. Ownership of Work Product and Enforcement of Intellectual Property. Consultant shall communicate in writing and disclose to the Company promptly and fully all concepts, ideas, inventions, formulae, algorithms, software code, trade secrets, know-how, technical or business innovations, writings, discoveries, designs, developments, methods, modifications, improvements, processes, databases, computer programs, techniques, graphics or images, audio or visual works or other works of authorship and patents or patent rights created, reduced to practice, or conceived by Consultant during the term of this Agreement or for six (6) months thereafter (whether or not patentable or copyrightable and whether made solely by Consultant or jointly with others), which result from the Services that Consultant performs for the Company or which result from information derived from the Company or its employees, agents or other consultants (all of the foregoing herein collectively and individually called “Works”). The Works shall be and remain the sole and exclusive property of the Company or its nominees whether or not patented or copyrighted and without regard to any termination of this Agreement. The Works and all related Intellectual Property Rights (as hereinafter defined) are being created at the instance of the Company and shall be deemed to be “works made for hire” under the United States copyright laws, and Consultant hereby does assign and transfer, and to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all of Consultant’s right, title and interest in all Works and all related Intellectual Property Rights. If any Works (or any Intellectual Property Right in or related to such Works or that claim or cover such Works) does not qualify for treatment as “works made for hire”, or if Consultant retains any interest therein for any other reason, Consultant hereby assigns and transfers, and will assign and transfer, to the Company all ownership and interest in such Works and any and all Intellectual Property Rights in and to such Works or that claim or cover any such Works. Consultant will cooperate fully with the Company, both during and after his or her employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights related to the Works. As used herein, “Intellectual Property Rights” means, collectively, all rights in, to and under patents, trade secret rights, copyrights, trademarks, service marks, trade dress, and similar rights of any type under the laws of any governmental authority, including without limitation, all applications and registrations relating to the foregoing. Notwithstanding this Section 9, the Company agrees that any Works that directly arise from Consultant’s employment with Brown University, and do not substantially arise from Consultant’s service relationship with the Company, are not considered Works hereunder.

10. Company Data. Any data or other materials furnished by the Company for use by Consultant in connection with the Services shall remain the sole property of the Company and shall be held in trust and confidence by Consultant in accordance with this Agreement. The Company may obtain the return of the Company data or other materials furnished to Consultant upon written notice to Consultant requesting such return, and in any event Consultant shall promptly return such data or materials upon termination of this Agreement and will not keep or make copies of any such data or materials.

11. Defend Trade Secrets Act of 2016. Consultant understands that pursuant to the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

12. Remedies Upon Breach. Consultant understands that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and Consultant considers them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief.

13. Miscellaneous. This Agreement together with all exhibits hereto, contains the entire understanding of the Parties with respect to the matters contained herein, and supersedes all proposals and agreements, written or oral, and all other communications between the Parties relating to the subject matter of this Agreement. In signing this Agreement, the Consultant is not relying on any promise of representation of the Company except as expressly set forth herein. Neither this Agreement nor any right or obligation hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company. The Company may assign this Agreement to its affiliates, successors and assigns, and the Consultant expressly consents to such assignment. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws rules. Any disputes relating to this Agreement or the Consultant’s services shall be heard exclusively before Delaware state or federal courts. The Parties expressly agree to such exclusive jurisdiction and fora and hereby waive any right to a trial by jury with respect to any such dispute. This Agreement may not be modified or amended except in writing signed or executed by Consultant and the Company. In case any provisions (or portions thereof) contained in this Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date last below written.

CONSULTANT	OCEAN BIOMEDICAL, INC.

	By:	/s/ Chirinjeev Kathuria
Name (Print):	Name (Print): Chirinjeev Kathuria
Title: Executive Chairman
Date: February 22, 2021	Date: February 22, 2021

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geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date last below written.

CONSULTANT	OCEAN BIOMEDICAL, INC.

/s/ Jonathan David Kurtis	By:
Name (Print): Jonathan Kurtis	Name (Print): Chirinjeev Kathuria
Title: Executive Chairman
Date: February 22, 2021	Date: February 22, 2021

AMENDMENT TO CONSULTING AGREEMENT

This Amendment (the “Amendment”) to the Consulting Agreement (the “Agreement”) dated February 22, 2021 is between Jonathan Kurtis (“Consultant”) and Ocean Biomedical, Inc., (the “Company”) (each a “Party” and collectively the “Parties”). This Amendment is effective August 2, 2021.

Amendment refers to replacement of the second and last sentence of Section 2-Compensation, as follows:

“Notwithstanding the foregoing sentence, the Company will pay any deferred compensation that is has not yet paid, but which it has agreed to pay Consultant (including without limitation any applicable Fees), on or promptly following the first cumulative equity raise of at least $50 million, subject to Consultant’s continued service relationship with the Company through such payment date.”

In the event of any conflicts or inconsistencies between the provisions of the Amendment and the Agreement and/or any addenda thereto, the provisions of the Amendment will prevail. Except as set forth in the Amendment, the remainder of the Consulting Agreement will remain in full force and effect, unamended.

Accepted and agreed to as the effective date first written above:

OCEAN BIOMEDICAL, INC.

By:	/s/ Chirinjeev Kathuria

Name:	Chirinjeev Kathuria
Title:	Executive Chairman

INDIVIDUAL

/s/ Jonathan Kurtis MD/PhD
Name (Print): Jonathan Kurtis

AMENDMENT NO. 2 TO CONSULTING AGREEMENT

This Amendment No. 2 (the “Amendment No. 2”) to the Consulting Agreement (the “Agreement”) dated February 22, 2021 and Amendment dated August 2, 2021 is between Jonathan Kurtis (“Consultant”) and Ocean Biomedical, Inc., (the “Company”) (each a “Party” and collectively the “Parties”). This Amendment No. 2 is effective December 31, 2021.

Amendment No. 2 refers to the extension of the termination date under Section 4-Term of Agreement; Termination, (i) as follows:

Under (i) Replace December 31, 2021 with December 31, 2023.

In the event of any conflicts or inconsistencies between the provisions of the Amendment and the Agreement and/or any addenda thereto, the provisions of the Amendment will prevail. Except as set forth in the Amendment, the remainder of the Consulting Agreement will remain in full force and effect, unamended.

Accepted and agreed to as the effective date first written above:

OCEANBIOMEDICAL,INC.

By:	/s/ Chirinjeev Kathuria

Name:	Chirinjeev Kathuria
Title:	Executive Chairman

INDIVIDUAL

/s/ Jonathan Kurtis MD/PhD
Name (Print): Jonathan Kurtis